Exhibit 99.1

Contacts: Liz Sharp, VP Investor Relations Smith & Wesson Holding Corp. (413) 747-3304 lsharp@smith-wesson.com
Smith & Wesson Holding Corporation Reports
Fourth Quarter and Full Year Fiscal 2011 Financial Results
•	Total Sales in Q4 Increase 7.7% Year-Over-Year to $112 Million

•	Record Firearm Sales in Q4 Rise 12.7% Year-Over-Year to $102 Million

•	Firearm Backlog Grows to $187 Million in Q4, a 153% Sequential Increase
SPRINGFIELD, Mass., June 30, 2011 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in the business of safety, security, protection, and sport, today announced financial results for the fourth quarter and fiscal year ended April 30, 2011.
Michael F. Golden, Smith & Wesson Holding Corporation President and Chief Executive Officer, said, “We completed fiscal 2011 with strong manufacturing performance in our core firearm business, highlighted by record quarterly sales, record units shipped, and a 153% sequential quarterly increase in our backlog. These achievements for the quarter were driven by significant growth in demand across nearly all firearm product lines, with particular strength exhibited by our recently launched products and our repositioned products, including the BODYGUARD® line as well as the polymer framed pistol and modern sporting rifle lines. With our firearm business running at record production levels at year-end and the consolidation of our Thomson/Center Arms operations underway, we intend to remain focused on adding highly flexible manufacturing capacity and implementing lean initiatives. These actions are directly aimed at increasing shippable product to meet demand as well as improving margins in fiscal 2012.
“While the recent strategic rebranding of our security solutions division under the globally recognized Smith & Wesson brand has been well received, the environment in which this business operates remains challenging. Lower levels of government and corporate capital funding, as well as the presence of price-focused competition, remain near-term factors. Accordingly, our efforts have centered on reducing costs as well as developing and deploying new products to address broader customer requirements. We believe we are taking the necessary actions to get this business aligned with current market conditions, and we remain committed to this business as a platform for expansion beyond firearms into the security market,” concluded Mr. Golden.
Fourth Quarter Fiscal 2011 Financial Highlights
•	Net sales for the fourth quarter were a record $111.8 million compared with $103.8 million in the year-ago quarter, an increase of 7.7%.
•
Gross profit margin for the fourth quarter was 30.2% compared with 31.3% for the prior year quarter, including the impact of costs associated with the consolidation of the Thompson/Center Arms operations. Excluding those costs, fourth quarter gross profit margin would have slightly exceeded the prior year quarter.

•
Operating expense for the fourth quarter totaled $28.4 million, or 25.4% of sales, compared with operating expense of $23.7 million, or 22.8% of sales, for the fourth quarter of last year. The increased operating expense included increased legal costs in the firearm division and downsizing costs in the security solutions division.

•
Net income for the fourth quarter was $1.1 million, or $0.02 per diluted share, compared with net income of $2.7 million, or $0.04 per diluted share, for the comparable quarter last year. Current fourth quarter results include the negative impact of $0.08 per diluted share related to our security solutions division and the negative impact of $0.05 per diluted share related to unusual expenses during the quarter, including costs associated with the Thompson/Center Arms consolidation and the previously announced DOJ and SEC investigations. Net income for the fourth quarter last year included a non-cash, fair-value adjustment to the contingent consideration liability related to the company’s acquisition of Universal Safety Response (since renamed Smith & Wesson Security Solutions) that decreased fully diluted earnings by $0.04 per share.

•	Non-GAAP adjusted EBITDAS for the fourth quarter totaled $12.9 million compared with $15.1 million for the year-ago quarter.
Full Year Fiscal 2011 Financial Highlights
•
Total company net sales were $392.3 million compared with $406.2 million for the prior year, down 3.4%. The prior year included a period of heightened consumer demand in firearms, which began in fiscal 2009.

•	Gross profit margin was 29.5% compared with 32.4% for the prior year.
•
As previously announced, the company determined that the goodwill and certain long-lived intangible assets related to its acquisition of Universal Safety Response were impaired because of changing market conditions. Therefore, the company recorded noncash impairment charges totaling $90.5 million related to its security solutions division.

•
Operating expenses were $196.3 million, or 50.0% of sales, compared with operating expenses of $89.1 million, or 21.9% of sales, in fiscal 2010. Excluding the impairment charges described above, operating expenses for fiscal 2011 would have been $105.8 million, or 27.0% of sales. The increase in operating expenses included $9.2 million in sales and administrative costs to stabilize and enhance the security solutions division and increased legal costs of $6.7 million associated with the DOJ and SEC investigations.

•
Net loss was $82.8 million, or $1.37 per diluted share, compared with net income of $32.5 million, or $0.53 per diluted share, a year ago. The net loss for fiscal 2011 included a $1.44 per diluted share negative impact of the impairment charges described above.

•	Non-GAAP Adjusted EBITDAS for fiscal 2011 totaled $36.7 million compared with $61.3 million last year.

Firearm Division
Net sales for the fourth quarter of fiscal 2011 were a record $101.7 million, a 12.7% increase over the fourth quarter last year. Higher sales were evident across nearly all product lines, with BODYGUARD products, price repositioned polymer framed pistols, and modern sporting rifles as primary drivers. Pistol sales grew 29.9% in the quarter as the consumer trend toward smaller firearms designed for concealed carry and personal protection appeared to continue, benefiting the company, which is well positioned with a wide portfolio of products. Firearm net sales for fiscal 2011 were $342.2 million compared with $357.9 million a year ago, a decline of 4.4%. Fourth quarter fiscal 2011 gross profit totaled $31.2 million, or 30.7% of sales, compared with gross profit of $29.8 million, or 33.0% of sales, for the year ago quarter. Fiscal 2011 gross profit was $104.7 million, or 30.6% of sales, compared with gross profit of $119.5 million, or 33.4% of sales, for the prior fiscal year.
In line with record sales for the fourth quarter, the company also experienced record production levels. In the fourth quarter, sales into the consumer channel were $90.2 million, accounting for nearly 90% of total firearm revenue and an increase of 17% over the comparable period last year.
Firearm backlog grew to $186.7 million at year end, an increase of $112.9 million from the end of the third quarter and $78.7 million higher than at the end of the previous fiscal year. The increase reflected strong orders for Smith & Wesson products that were strategically price repositioned as well as several recently launched new products. Backlog in the firearm division is typically cancellable until shipped and reflects orders that are shippable throughout the entire fiscal year.
The consolidation of the Thompson/Center Arms operations into the company’s Springfield, Massachusetts facility remains scheduled for completion by November 2011.
Security Solutions Division
Net sales for the fourth quarter of fiscal 2011 were $10.1 million compared with net sales of $13.6 million for the fourth quarter last year, a decline of 25.6%. Security solutions division net sales for fiscal 2011 were $50.1 million compared with net sales of $48.3 million for the prior year, a period that reflected the approximate nine-month period in fiscal 2010 beginning with the company’s acquisition of the division in July 2009. Gross profit for the fourth quarter was $2.5 million, or 24.8% of sales, compared with gross profit of $2.7 million, or 20.2% of sales, for the comparable quarter last year. Gross profit for fiscal 2011 was $11.2 million, or 22.4% of sales, compared with gross profit of $11.9 million, or 24.7% of sales, reflecting the approximate nine-month, post-acquisition period in fiscal 2010. Backlog was $20.6 million at year end, a sequential increase of $1.6 million from the end of the third quarter, but a decrease of $14.5 million from the end of the prior fiscal year.
The decision to rebrand the division to Smith & Wesson Security Solutions (SWSS) has proven to be a positive move as the company has seen a measurable improvement in customer awareness, interest level, and inquiries. The company has recently taken steps to right-size the organization to match the current market conditions through a range of cost reduction measures as well as the consolidation of personnel into a single facility. These actions are aimed at improving the company’s ability to capture new business and increasing market share while facilitating longer term margin improvement in order to establish a more competitive posture for the business.

Business Outlook
The company currently anticipates total net sales for fiscal 2012 of between $420.0 million and $440.0 million, which would represent growth of between 7% and 12%. Full year firearm division sales are anticipated to increase between 11% and 13% year-over-year, with security solutions division sales anticipated to be flat to down versus fiscal 2011. The company expects total gross profit margin for fiscal 2012 to be approximately 30%, including expenses related to the Thompson/Center Arms consolidation and anticipated gross margin pressure in the security solutions division.
The company expects total net sales for the first quarter of fiscal 2012 to be between $92.0 million and $95.0 million. Firearm division net sales are anticipated to be between $86.0 million and $89.0 million, with the security solutions division contributing the balance. Total company gross profit margin is anticipated to be between 28.0% and 29.0%, inclusive of expenses relating to the Thompson/Center Arms consolidation, which are expected to cause about a one percent reduction in gross margin for the quarter. Total company operating expense is expected to be approximately 28.0% of sales, reflecting ongoing DOJ and SEC matters, and including severance and other costs relating to the Thompson/Center Arms consolidation.
Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, said, “We had $58.3 million in cash as of April 30, 2011, no borrowings under our $120.0 million credit facility, and working capital of $81.3 million. Given our strong balance sheet, we expect to have ample cash and funding sources to address the $30.0 million of convertible notes that can be put to us for repurchase in December of this year. As we proceed through fiscal 2012, our financial focus will center on optimizing cost-efficiencies across the organization and translating our planned revenue growth into increased profitability.”
Conference Call and Webcast
The company will host a conference call and webcast today, June 30, 2011, to discuss its fourth quarter and full year fiscal 2011 financial and operational results. Speakers on the conference call will include Michael Golden, President and CEO; Jeffrey Buchanan, Executive Vice President and CFO; James Debney, President of the Firearm Division; and Barry Willingham, President of Smith & Wesson Security Solutions. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 pm Eastern Time (2:00 pm Pacific Time). Those interested in listening to the call via telephone may call directly at 617-614-6207 and reference conference code 33276310. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Accounting for Contingent Consideration Related to the SWSS Acquisition
The purchase of SWSS included a provision whereby the former stockholders of SWSS could earn up to 4,080,000 shares of Smith & Wesson common stock in the event SWSS achieved established EBITDAS performance targets by December 2010. Accounting pronouncements require that the value of the entire earn-out amount be recorded as a liability as of the transaction date. This earn-out consideration was recorded as a liability on the July 20, 2009 transaction closing date of approximately $27.8 million based on a stock price on that date of $6.86. On August 19, 2010, the company entered into a waiver and amendment to the merger agreement to waive the achievement of the EBITDAS target for the 2010 calendar year as a condition to the issuance of the 4,080,000 earn-out shares, and instead agreed to issue the 4,080,000 shares to the former stockholders of SWSS on March 18, 2011. Therefore, effective August 19, 2010, this liability was adjusted to the current market price ($3.72 per share, or $15.2 million) and reclassified to equity.
Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS
In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, impairment charge to goodwill and indefinite lived long-lived intangible assets related to the acquisition of SWSS, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDAS” for a detailed explanation of the amounts excluded and included from net income to arrive at Adjusted EBITDAS for the three-month and twelve-month periods ended April 30, 2011. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.
About Smith & Wesson
Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based, global provider of products and services for safety, security, protection, and sport. The company delivers a broad portfolio of firearms and related training to the military, law enforcement, and sports markets, and designs and constructs facility perimeter security solutions for military and commercial applications. Smith & Wesson Holding Corporation companies include Smith & Wesson Corp., the globally recognized manufacturer of quality firearms; Smith & Wesson Security Solutions, Inc., a full-service perimeter security integrator, barrier manufacturer, and installer; and Thompson/Center Arms Company, Inc., a premier designer and manufacturer of premium hunting firearms. Smith & Wesson facilities are located in Massachusetts, Maine, and Tennessee. For more information on Smith & Wesson and its companies, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include our focus on meeting demand and improving margins in fiscal 2012; our efforts to reduce costs and develop and deploy new products in our security solutions division; the potential for our strategic rebranding of our security solutions business to better leverage our globally recognized Smith & Wesson name and reputation as a leader in security and protection; our belief that we are taking the right actions to align the security solutions division with current business conditions; our belief that we continue to see unit share gains and remain the leader in both the handgun and modern sporting rifle categories; our expectations that the consolidation of the Thompson/Center Arms operations into our Springfield, Massachusetts facility is on track for completion by November 2011; our ability to capture new business and increase market share in our security solutions division; our assessment of the strong consumer demand for our new products; our assessment of consumer trends toward small firearms; our belief that we are well positioned with a wide portfolio of products; our outlook for company-wide sales, firearm division sales, and security solution division sales for the first quarter of fiscal 2012 and full year fiscal 2012; our outlook for gross profit margin and operating expenses as a percentage of sales for the first quarter of fiscal 2012 and full year fiscal 2012; anticipated expenses during the first fiscal quarter related to the Thompson/Center consolidation and the ongoing DOJ and SEC matters; our belief that we have ample liquidity, through cash and available lines of credit, to repay the remaining $30 million of convertible notes that may be put to us in December 2011; and our financial focus on optimizing cost-efficiencies across our company and translating our planned revenue growth into increased profitability. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; speculation surrounding increased gun control and fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; the success of our diversification strategy, including the expansion of our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2011.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

	For the Three Months Ended April 30,		For the Year Ended April 30,
	2011	2010	2011	2010	2009
	(In thousands, except per share data)
Net product and services sales:
Firearm division	$101,667	$90,236	$342,233	$357,926	$334,955
Security solutions division	10,090	13,563	50,067	48,250	—

Total net product and services sales	111,757	103,799	392,300	406,176	334,955
Cost of products and services sold:
Firearm division	70,427	60,481	237,545	238,463	237,812
Security solutions division	7,589	10,823	38,849	36,314	—

Total cost of products and services sold	78,016	71,304	276,394	274,777	237,812

Gross profit	33,741	32,495	115,906	131,399	97,143

Operating expenses:
Research and development	1,545	1,211	5,275	4,299	2,906
Selling and marketing	9,083	6,849	37,259	31,057	28,378
General and administrative	17,764	15,614	63,297	53,771	40,983
Impairment of long-lived assets	—	—	90,503	—	98,243

Total operating expenses	28,392	23,674	196,334	89,127	170,510

Income/(loss) from operations	5,349	8,821	(80,428)	42,272	(73,367)

Other income/(expense):
Other income/(expense), net	(503)	(1,997)	3,275	9,467	(161)
Interest income	119	104	315	436	295
Interest expense	(2,024)	(1,067)	(5,683)	(4,824)	(5,892)

Total other income/(expense), net	(2,408)	(2,960)	(2,093)	5,079	(5,758)

Income/(loss) before income taxes	2,941	5,861	(82,521)	47,351	(79,125)
Income tax (benefit)/expense	1,801	3,195	248	14,841	(14,918)

Net income/(loss)/comprehensive income/(loss)	$1,140	$2,666	$(82,769)	$32,510	$(64,207)

Weighted average number of common shares outstanding, basic	62,285	59,809	60,622	58,195	46,802

Net income/(loss) per share, basic	$0.02	$0.04	$(1.37)	$0.56	$(1.37)

Weighted average number of common and common equivalent shares outstanding, diluted	64,894	60,510	60,622	65,456	46,802

Net income/(loss) per share, diluted	$0.02	$0.04	$(1.37)	$0.53	$(1.37)

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of:

	April 30, 2011	April 30, 2010
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $5,821 on April 30, 2011 and $0 on April 30, 2010	$58,292	$39,855
Accounts receivable, net of allowance for doubtful accounts of $2,147 on April 30, 2011 and $811 on April 30, 2010	64,753	73,459
Inventories	51,720	50,725
Other current assets	10,212	4,095
Deferred income taxes	14,073	11,249
Income tax receivable	4,513	5,170

Total current assets	203,563	184,553

Property, plant and equipment, net	62,390	58,718
Intangibles, net	8,692	16,219
Goodwill	—	83,865
Other assets	6,804	5,696

	$281,449	$349,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,119	$29,258
Accrued expenses	25,356	42,084
Accrued payroll	5,309	9,340
Accrued taxes other than income	11,421	2,529
Accrued profit sharing	4,081	7,199
Accrued product/municipal liability	2,584	2,777
Accrued warranty	3,424	3,765
Current portion of notes payable	30,000	—

Total current liabilities	122,294	96,952

Deferred income taxes	5,309	2,965

Notes payable, net of current portion	50,000	80,000

Other non-current liabilities	8,763	8,557

Commitments and contingencies	—	—

Total Liabilities	186,366	188,474

Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 65,710,531 shares issued and 64,510,531 shares outstanding on April 30, 2011 and 61,122,031 shares issued and 59,922,031 shares outstanding on April 30, 2010	66	61
Additional paid-in capital	185,802	168,532
Accumulated deficit	(84,462)	(1,693)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	95,083	160,577

	$281,449	$349,051

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended April 30,
	2011	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$(82,769)	$32,510	$(64,207)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities (net of acquisitions):
Amortization and depreciation	14,935	13,623	12,670
Loss on sale of assets	234	516	247
Provision for/(recoveries of) losses on accounts receivable	1,379	(278)	2,312
Impairment of long-lived assets	90,503	—	98,243
Deferred income taxes	(480)	6,927	(23,917)
Stock-based compensation expense	1,680	3,284	3,307
Change in contingent consideration	(3,060)	(9,587)	—
Excess book deduction of stock-based compensation	(739)	(148)	—
Changes in operating assets and liabilities:
Accounts receivable	7,327	(14,872)	3,619
Inventories	(995)	(5,024)	5,431
Other current assets	(1,717)	(298)	1,632
Income tax receivable/payable	657	(7,986)	4,608
Accounts payable	10,861	3,703	(987)
Accrued payroll	(4,031)	1,357	2,416
Accrued taxes other than income	8,892	(169)	461
Accrued profit sharing	(3,118)	991	2,173
Accrued other expenses	1,510	1,369	360
Accrued product/municipal liability	(193)	(641)	651
Accrued warranty	(341)	(580)	2,595
Other assets	(1,453)	(72)	2,277
Other non-current liabilities	206	(1,533)	(828)

Net cash provided by operating activities	39,288	23,092	53,063

Cash flows from investing activities:
Payments for the purchase of Smith & Wesson Security Solutions, Inc.	—	(21,074)	—
Payments to acquire patents and software	(562)	(889)	(46)
Proceeds from sale of property and equipment	53	23	30
Payments to acquire property and equipment	(20,353)	(16,831)	(9,436)

Net cash used in investing activities	(20,862)	(38,771)	(9,452)

Cash flows from financing activities:
Proceeds from loans and notes payable	51,365	2,950	22,698
Cash paid for debt issue costs	(1,145)	(81)	(113)
Proceeds from issuance of common stock, net of issuance costs	—	35,017	32,046
Proceeds from disgorgement profit	—	—	3
Proceeds from exercise of options to acquire common stock including employee stock purchase plan	1,206	1,232	1,311
Taxes paid related to restricted stock issuance	(50)	(123)	—
Excess tax benefit of stock-based compensation	—	—	315
Payments on loans and notes payable	(51,365)	(23,283)	(64,408)

Net cash (used in)/provided by financing activities	11	15,712	(8,148)

Net increase in cash and cash equivalents	18,437	33	35,463
Cash and cash equivalents, beginning of period	39,855	39,822	4,359

Cash and cash equivalents, end of period	$58,292	$39,855	$39,822

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,820	$3,614	$4,710
Income taxes	2,146	16,729	5,459

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended April 30, 2011:				For the Three Months Ended April 30, 2010:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$111,757			$111,757	$103,799			$103,799
Cost of products and services sold	78,016	$(4,217)	(8)	73,799	71,304	$(2,127)	(1)	69,177

Gross profit	33,741	4,217		37,958	32,495	2,127		34,622

Operating expenses:
Research and development	1,545	(107)	(8)	1,438	1,211	(21)	(1)	1,190
Selling and marketing	9,083	(87)	(8)	8,996	6,849	(45)	(1)	6,804
General and administrative	17,764	(3,065)	(2)	14,699	15,614	(3,983)	(3)	11,631

Total operating expenses	28,392	(3,259)		25,133	23,674	(4,049)		19,625

Income/(loss) from operations	5,349	7,476		12,825	8,821	6,176		14,997

Other income/(expense):
Other income/(expense), net	(503)	433	(4)	(70)	(1,997)	1,993	(4)	(4)
Interest income	119	—		119	104	—		104
Interest expense	(2,024)	2,024	(5)	—	(1,067)	1,067	(5)	—

Total other income/(expense), net	(2,408)	2,457		49	(2,960)	3,060		100

Income before income taxes	2,941	9,933		12,874	5,861	9,236		15,097
Income tax expense	1,801	(1,801)	(6)	—	3,195	(3,195)	(6)	—

Net income/(loss)/comprehensive income/(loss)	$1,140	$11,734		$12,874	$2,666	$12,431		$15,097

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO ADJUSTED EBITDAS (Unaudited)

	For the Year Ended April 30, 2011:				For the Year Ended April 30, 2010:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net product and services sales	$392,300			$392,300	$406,176			$406,176
Cost of products and services sold	276,394	$(12,303)	(8)	264,091	274,777	$(8,160)	(1)	266,617

Gross profit	115,906	12,303		128,209	131,399	8,160		139,559

Operating expenses:
Research and development	5,275	(213)	(8)	5,062	4,299	(81)	(1)	4,218
Selling and marketing	37,259	(271)	(8)	36,988	31,057	(172)	(1)	30,885
General and administrative	63,297	(13,445)	(2)	49,852	53,771	(10,136)	(3)	43,635
Impairment of long-lived assets	90,503	(90,503)	(7)	—	—	—		—

Total operating expenses	196,334	(104,432)		91,902	89,127	(10,389)		78,738

Income/(loss) from operations	(80,428)	116,735		36,307	42,272	18,549		60,821

Other income/(expense):
Other income/(expense), net	3,275	(3,246)	(4)	29	9,467	(9,401)	(4)	66
Interest income	315	—		315	436	—		436
Interest expense	(5,683)	5,683	(5)	—	(4,824)	4,824	(5)	—

Total other expense, net	(2,093)	2,437		344	5,079	(4,577)		502

Income/(loss) before income taxes	(82,521)	119,172		36,651	47,351	13,972		61,323
Income tax expense/(benefit)	248	(248)	(6)	—	14,841	(14,841)	(6)	—

Net income/(loss)/comprehensive income/(loss)	$(82,769)	$119,420		$36,651	$32,510	$28,813		$61,323

(1)	To eliminate depreciation and amortization expense.

(2)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.

(3)	To eliminate depreciation, amortization, and stock-based compensation expense, DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.

(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts and fair value of contingent consideration liability.

(5)	To eliminate interest expense.

(6)	To eliminate income tax expense.

(7)	To eliminate impairment of long-lived assets.

(8)	To eliminate depreciation, amortization, and plant consolidation costs.